Exhibit 21.1

List of Subsidiaries of Super Group (SGHC) Limited

Entity Name	Jurisdiction
Super Group (SGHC) Merger Sub, Inc	Delaware
SGHC UK Limited	UK
SGHC SA Limited	Australia
Webhost Limited	Guernsey
Pelion Holdings Limited	Guernsey
Lanester Investments Limited	Guernsey
Seabrook Limited	Gibraltar
Selborne Ltd	Gibraltar
Digimedia Limited	Malta
AlphaMedia Limited	Malta
Digimedia (Alderney) Limited	Alderney
Partner Media Limited	Gibraltar
Buffalo Partners Limited	Gibraltar
Fengari Holdings Limited	Guernsey
Baytree Limited	Guernsey
Bayton (Alderney) Limited	Alderney
Bayton Limited	Malta
Baytree (Alderney) Limited	Alderney
City Views Limited	Guernsey
Pindus Holdings Limited	Guernsey
Kavachi Holdings Limited	Guernsey
Betway Group Limited	Guernsey
Marzen Limited	UK
Sevenvale Limited	Guernsey
WinTechnologies Spain Operations, Sociedad Limitada	Spain
Win Technologies (UK) Limited	UK
Betway KZ LLP	Kazakhstan
Betway Alderney Limited	Alderney
Topcroyde Limited	Cypress
JALC «Bel-Vladbruvals»	Belarus
Funplay Limited	Malta
Betway Limited	Malta
Betway Spain SA	Ceuta
Betbox Limited	Malta
Yakira Limited	Guernsey
GM Gaming Limited	Malta
GM Gaming Columbia S.A.S	Columbia
GMBS Limited	Malta
GM Gaming (Alderney) Limited	Alderney
Gazelle Management Holdings Limited	Guernsey
Headsquare (Pty) Limited	South Africa
Digibay Limited	Nigeria
The Rangers Limited	Uganda
Sports Betting Group Ghana Limited	Ghana
Media Bay Limited	Tanzania

Emerald Bay Limited	Zambia
Rosebay Limited	Cameroon
Diamond Bay Limited	Rwanda
Jogos Socialis E Entretenimento, SA	Mozambique
Merryvale Limited	Guernsey
BG Marketing Services Limited	UK
Stanworth Development Limited	Guernsey
Tailby Limited	Guernsey
Akova Holdings Limited	Canada
Delman Holdings Limited	Canada
Hennburn Holdings Limited	Canada
DigiProc Consolidated Limited	Guernsey
Digiprocessing (Mauritius) Limited	Mauritius
Digi2Pay Investments (Pty) Limited	South Africa
Digiprocessing Limited	Gibraltar
Digiprocessing Pty Limited	South Africa
Digiprocessing (IOM) Limited	Isle of Man
Raging River Trading (Pty) Limited	South Africa
Osiris Trading (Pty) Limited	South Africa
Raichu Investments (Pty) Ltd	South Africa
Zuzka Ltd	British Virgin Islands
Diversity Tech Investments (Proprietary) Limited	South Africa
Digital Outsource International Limited	UK
DOS Digital Outsource Services Unipessoal LDA	Portugal
Wingate Trade (Pty) Limited	South Africa
Digital Outsource Services (Pty) Limited	South Africa
Haber Investments Limited	Guernsey
Red Interactive Limited	UK
Easter Dawn Sports Pty Ltd	South Africa
Smart Business Solutions SA	Paraguay
CadGroup Limited	Guernsey
Cadway Limited	Alderney
Cadtree Limited	Alderney